===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                              PROMOTIONS.COM, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

            Delaware                                   13-3898912
   ------------------------             ---------------------------------------
   (State of Incorporation)             (I.R.S. Employer Identification Number)

                                   ----------

                         11 West 19th Street, 10th Floor
                               New York, NY 10011
                    (Address of Principal Executive Offices)

                                   ----------

                                Stock Option Plan
                          1999 Equity Compensation Plan
                            (Full Title of the Plans)

                                   ----------

                                 Steven H. Krein
                           Chief Executive Officer and
                              Chairman of the Board
                              Promotions.com, Inc.
                         11 West 19th Street, 10th Floor
                               New York, NY 10011
                     (Name and Address of Agent for Service)

                                 (212) 242-8800
          -------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)


================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed Maximum   Proposed Maximum
                                           Amount to be       Offering Price       Aggregate          Amount of
Title of Securities to be Registered      Registered (1)        Per Share        Offering Price    Registration Fee
=====================================================================================================================
Stock Option Plan                          450,000              $ 7.38(2)          $ 3,321,000         $  876.74
Common Stock, $.01 par value               shares               ------             -----------         ---------

1999 Equity Compensation Plan              1,658,027            $10.57(3)          $17,525,345         $4,626.69
Common Stock, $.01 par value               shares               ------             -----------         ---------

                                           341,973              $14.63(4)          $ 5,003,064         $1,320.81
                                           shares               ------             -----------         ---------

                                                                    Aggregate Registration Fee:        $6,824.24
                                                                                                       ---------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Stock Option Plan or the 1999 Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Registrant's Common Stock.

(2) The computation is based upon the weighted average exercise price per share of $7.38 as to 450,000 outstanding but unexercised options to purchase Common Stock under the Stock Option Plan.

(3) The computation is based upon the weighted average exercise price per share of $10.57 as to 1,658,027 outstanding but unexercised options to purchase Common Stock under the 1999 Equity Compensation Plan.

(4) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), as to the remaining 341,973 shares of Common Stock authorized for issuance under the 1999 Equity Compensation Plan. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 22, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


Item 2. Registrant Information and Employee Plan Annual Information

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The following documents previously filed by Promotions.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference to this Registration Statement:

                (a) The prospectus dated September 23, 1999 filed by the Registrant pursuant to Rule 424(b)(3) (Registration No. 333-80593), in which there is set forth the audited financial statements for the Registrant's fiscal years ended December 31, 1996, 1997 and 1998; and

                (b) The Registrant's Registration Statement on Form S-1 filed on June 14, 1999, (Registration No. 333-80593), together with any and all amendments thereto;

                (c) The Registrant's Registration Statement on Form 8-A filed on September 21, 1999 (Registration Statement No. 000-27411), pursuant to
        Section 12(b) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock, including any amendment or report filed for the purpose of updating such description; and

                (d) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1999.

        In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The financial statements of the Registrant as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 and the period from January 8, 1996 (inception) to December 31, 1996 have been incorporated by reference in this Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4. Description of Securities

        Inapplicable.


Item 5. Interests of Named Experts and Counsel

        None.


Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The Registrant's certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

        o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

        o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

        o under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

        o for any transaction from which the director derived an improper personal benefit.

        The Registrant's bylaws provide that:

        o Registrant must indemnify its officers and directors to the fullest extent permitted by Delaware law, subject to very limited exceptions;

        o Registrant may indemnify its other employees and agents to the same extent we indemnify its officers and directors, unless otherwise required by law, the Registrant's certificate of incorporation, as amended, its bylaws or agreements; and

        o Registrant must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

        The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.


Item 7. Exemption From Registration Claimed

        Inapplicable.


Item 8. Consultants and Advisors

        1. Jonathan Shub, a consultant to Registrant, holds an option to purchase 7,000 common shares of Registrant. Mr. Shub has provided services to the Registrant relating to public relations and media placement.

        2. Douglas Scott, a consultant to Registrant, holds an option to purchase 90,000 common shares of Registrant. Mr. Scott has provided services to the Registrant relating to sales and marketing.

Item 9. Exhibits

        Exhibit Number      Name
        --------------      -----
              4             Instrument Defining Rights of Stockholders.
                            Reference is made to Registrant's Registration
                            Statement No. 000-27411 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

              5             Opinion and Consent of Reed Smith Shaw & McClay LLP

           23.1             Consent of PriceWaterhouseCoopers LLP, Independent
                            Auditors

           23.2 Consent of Reed Smith Shaw & McClay LLP is contained in its opinion filed as Exhibit 5 hereto

           24 Power of Attorney (included on Page II-6 of the Registration Statement).


Item 10. Undertakings

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 18th day of February, 2000.

                                        PROMOTIONS.COM, INC.
                                        (Registrant)


                                        By: /s/ Steven H. Krein
                                            ------------------------------------
                                        Name:  Steven H. Krein
                                        Title: Chief Executive Officer and
                                               Chairman of the Board

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Steven H. Krein, Chief Executive Officer and Chairman of the Board and Thomas Brophy, Chief Financial Officer, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                           Capacity                              Date
         ---------                           --------                              ----
/s/ Steven H. Krein              Chief Executive Officer (Principal           February 18, 2000
--------------------------       Executive Officer)
Steven H. Krein                  Chairman of the Board of Directors


/s/ Thomas E. Brophy             Chief Financial and Accounting Officer       February 18, 2000
--------------------------       (Principal Financial Officer)
Thomas E. Brophy


                                 President
--------------------------       Director
Daniel J. Feldman


/s/ Lisa Z. Crane                Director                                     February 18, 2000
--------------------------
Lisa Z. Crane


/s/ Arnold Greenberg             Director                                     February 18, 2000
--------------------------
Arnold Greenberg


                                 Director
--------------------------
Dirk A. Hall


/s/ Kristopher A. Wood           Director                                     February 18, 2000
--------------------------
Kristopher A. Wood

                                  EXHIBIT INDEX


Exhibit Number      Name
--------------      ----

        4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27411 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

       5            Opinion and Consent of Reed Smith Shaw & McClay LLP

     23.1           Consent of PriceWaterhouseCoopers LLP, Independent Auditors

     23.2 Consent of Reed Smith Shaw & McClay LLP is contained in its opinion filed as Exhibit 5 hereto

      24            Power of Attorney (included on Page II-6 of the Registration
                    Statement).